SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Hardinge Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      or Item 22(a)(2) of Schedule 14A.

  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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  [ ] Fee paid previously with preliminary materials.

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

Hardinge Logo


                              ESTABlISHED 1890

                                HARDINGE INC.

                 CORPORATE OFFICES AND MANUFACTURING FACILITY
                                  Elmira, NY

                               -----------------

                        Notice of 1996 Annual Meeting
                             and Proxy Statement

                               -----------------

Dear Stockholder:

   The directors and officers of your Company are pleased to invite you to attend the annual meeting of Hardinge's stockholders, which will be held at the Samuel L. Clemens Performing Arts Center, Clemens Center Parkway, Elmira, New York, on Tuesday, April 23, 1996, at 3:00 P.M.

   At the meeting, we will (1) elect two Class I directors and one Class III director, (2) vote on a proposal to adopt the Hardinge Inc. 1996 Incentive Stock Plan and (3) vote on a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants, each as described in the formal notice of the meeting and Proxy Statement appearing on the following pages. We also will report on the progress of Hardinge and comment on matters of current interest. Stockholders will have an opportunity to comment or ask questions.

   Your vote is important. Whether or not you expect to attend the meeting and regardless of the number of shares you own, please be sure to fill in, sign and return the enclosed proxy. A prompt return of your proxy will be appreciated.

                                 Sincerely,

                                 (Signature of Robert E. Agan)

                                 Robert E. Agan
                                 Chairman of the Board,
                                 President and Chief Executive Officer

            Main Office--One Hardinge Drive, Elmira, NY 14902-1507
                          Telephone: (607) 734-2281

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 HARDINGE INC.

                 Corporate Offices and Manufacturing Facility
                                  Elmira, NY

                                -------------

                            To the Stockholders of
                                Hardinge Inc.

                                -------------

   NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of the Stockholders of HARDINGE INC. will be held at the Samuel L. Clemens Performing Arts Center, Clemens Center Parkway, Elmira, New York, on Tuesday, April 23, 1996, at 3:00 P.M., for the following purposes:

       (1) To elect two Class I directors and one Class III director to the Board of Directors;

       (2) To consider a proposal to adopt the Hardinge Inc. 1996 Incentive Stock Plan;

       (3) To consider ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996; and

       (4) To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

   The close of business on March 11, 1996 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.

                                    By Order of the Board of Directors,


                                             J. PHILIP HUNTER,
                                                 Secretary

Dated: March 15, 1996
       Elmira, New York

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 HARDINGE INC.

                 Corporate Offices and Manufacturing Facility
                                  Elmira, NY

                             -------------------

                               Proxy Statement

                                -------------

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") of Hardinge Inc. (the "Company") to be held on Tuesday, April 23, 1996, at 3:00 P.M., at the Samuel L. Clemens Performing Arts Center, Clemens Center Parkway, Elmira, New York. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Stockholders are being mailed to stockholders on or about March 15, 1996. A stockholder granting a proxy has the right to revoke it by a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by otherwise notifying the Secretary of the Company in writing prior to the Annual Meeting.

   When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the directors. Abstentions are voted neither "for" nor "against," but are counted in the determination of a quorum. If you wish to give your proxy to someone other than those individuals designated on the enclosed proxy card, all three names appearing on the proxy card must be crossed out and the name of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person or persons representing you.

   As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

   Shares allocated to the accounts of participants in the Hardinge Inc. Savings Plan may be voted through separate participant direction cards that have been mailed to participants in the Plan along with this Proxy Statement. If a participant also owns shares outside this plan, the participant must return both the proxy card and the participant direction card. The trustee of this Plan will vote the number of shares allocated to a participant's account or accounts under such plan in accordance with the directions on the participant direction card. Shares for which the trustee receives no instructions will be voted by the trustee in the same proportion as shares for which voting instructions have been received.

   Only stockholders of record at the close of business on March 11, 1996 are entitled to receive notice of and to vote at the Annual Meeting. As of March 11, 1996, there were 6,471,388 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. There are no cumulative voting rights. Nominees for director will be elected by a plurality of votes cast at the Annual Meeting by holders of Common Stock present in person or by proxy and entitled to vote on such election. The adoption of the Hardinge Inc. Incentive Stock Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Any other matter requires the affirmative vote of a majority of the votes cast at the meeting, except as otherwise provided in the Certificate or By-laws. Only shares affirmatively voted in favor of a nominee will be counted toward the achievement of a plurality. Votes withheld (including broker non-votes) and abstentions are counted as present for the purpose of determining a quorum but are not counted as votes cast.

                      ACTION TO BE TAKEN UNDER THE PROXY

     It is proposed that at the Annual Meeting action will be taken on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and described in this Proxy Statement. The Board of Directors does not know of any other business to be brought before the Annual Meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the Proxy in accordance with the judgment of the person or persons acting thereunder; and should any herein-named nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is intended that the persons acting under the Proxy will vote for the election in the stead of such nominee of such other person as the Board of Directors may recommend.

                      NOMINEES FOR ELECTION AS DIRECTORS

     The Company's Board of Directors is divided into three classes. Nominees Robert E. Agan and Richard J. Cole are Class I directors and if elected at the Annual Meeting will serve a term of two years expiring at the 1998 Annual Meeting of Stockholders or when their respective successors have been duly elected and qualified. Nominee Douglas A. Greenlee is a Class III director and if elected at the Annual Meeting will serve a term of one year expiring at the 1997 Annual Meeting of Stockholders or when his successor has been duly elected and qualified. Mr. Whitney S. Powers, a Class II director, has reached the mandatory retirement age for retirement and will retire from the Company's Board at the conclusion of the Annual Meeting.

     The following table sets forth with respect to each nominee for director and each director continuing in office such person's length of service as a director, age, principal occupation during the past five years, other positions such person holds with the Company, if any, and any other directorships such person holds in companies with securities registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

                                 Principal Occupations During Past 5 Years;                Length of Service
                                   Other Positions Held with the Company;                   as Director and
     Name and Age             Other Directorships of Publicly Traded Companies             Expiration of Term
     ------------             ------------------------------------------------             ------------------
Nominees for
Class I Directors:
Robert E. Agan .........   Chairman of the Board, President and Chief Executive Officer    Since 1980
  (Age 57)                 of the Company; Director, Chemung Financial Corporation.        Expires 1996

Richard J. Cole ........   Vice President, Meritus Consulting Services, a management       Since 1991
  (Age 64)                 consulting firm; formerly, Division Vice President, IBM         Expires 1996
                           Corporation, manufacturer of information equipment.

Nominee for
Class III Director:
Douglas A. Greenlee  ..    Vice President of the Company since 1993, Secretary of          Since 1979
  (Age 48)                 the Company in 1992; formerly, attorney, Hazel & Thomas,        Expires 1996
                           P.C., law firm.
Continuing in Service
Class I Director:
E. Martin Gibson  ......   Retired December 1994 as Chairman and Chief Executive           Since 1981
  (Age 58)                 Officer, Corning Lab Services, Inc., provider of clinical       Expires 1997
                           laboratory services, a subsidiary of Corning Incorporated, and as a Director, Corning Incorporated. Currently Director,
                           Novacare, Inc., provider of healthcare services; Chairman
                           of the Board of Directors, International Technology Corp.,
                           provider of environmental services.

Class II Directors:
J. Philip Hunter  ......   Partner, Sayles, Evans, Brayton, Palmer                         Since 1992
  (Age 53)                 & Tifft, law firm; Secretary of the Company.                    Expires 1997


                                 Principal Occupations During Past 5 Years;                 Length of Service
                                   Other Positions Held with the Company;                    as Director and
     Name and Age             Other Directorships of Publicly Traded Companies             Expiration of Term
     ------------             ------------------------------------------------             -------------------
Dr. Eve L. Menger ......   Director of Characterization Science, Corning                   Since 1995
  (Age 53)                 Incorporated; formerly, Vice Provost for University-            Expires 1995
                           Industry Relations and Professor of Chemistry, University
                           of Virginia.

Class III Directors:
John W. Bennett.........   Chairman of the Board and Chief Executive Officer and           Since 1993
  (Age 62)                 Director, Chemung Financial Corporation, a bank holding         Expires 1997
                           company; prior to 1992, President, same corporation.

James L. Flynn ..........  Retired since March 1994. Prior to that date, Senior Vice       Since 1984
  (Age 61)                 President--Investment Services, Corning Incorporated,           Expires 1997
                           manufacturer of specialty glass and ceramic products and
                           provider of clinical laboratory services.

                     PROPOSAL TO ADOPT THE HARDINGE INC.
                          1996 INCENTIVE STOCK PLAN

   The 1996 Incentive Stock Plan (the "Plan"), attached hereto as Appendix A, provides for the granting of stock options, stock appreciation rights, restricted stock incentives and performance share incentives (collectively, "Incentives") payable in Common Stock or cash, or a combination of shares and cash, to Company employees and directors. The Plan will become effective on April 23, 1996 if adopted by the Company's stockholders at the Annual Meeting and shall terminate on April 22, 2006, but awards made prior thereto may extend beyond that date. The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by providing stock awards to attract, retain and motivate officers, directors and other key employees who make important contributions to the success of the Company. The Plan will be administered by the Incentive Compensation Committee of the Board of Directors (the "Committee"). Terms and conditions of awards will be set forth in written agreements. The Plan provides that 300,000 shares of Common Stock will be available for the granting of awards under the Plan, limited in each calendar year commencing with 1996 to 1% of the Company's outstanding stock-- 63,500 shares for 1996. The number of shares subject to an outstanding stock option shall be reduced on a one-to-one basis to the extent that any related SAR is executed and such shares shall not again become available for issuance pursuant to the Plan. The closing price of the Common Stock on March 1, 1996 was $26.50.

   Any employee of the Company or any of its subsidiaries will be eligible for any award under the Plan if selected by the Committee. Subject to the provisions of the Plan, the Committee will have full authority and discretion to determine the employees to whom awards will be granted and the amount and form of such awards. There are approximately 1,350 persons employed by the Company and its subsidiaries who would be eligible for selection for participation by the Committee. No determination has been made by the Committee with respect to the specific employees who will be recipients or the amount or nature of any future awards under the Plan. The aggregate number of shares in respect of which Incentives may be granted in any calendar year to recipients under the Plan will not exceed 1% of the Company's outstanding shares of Common Stock on the first business day of that calendar year. The maximum number of shares in respect of which Incentives may be granted during the term of the Plan to an individual recipient will be 75,000.

   Under the Plan, the Committee will be authorized to grant stock options that qualify as "Incentive Stock Options" ("ISOs") under Section 422 of the Internal Revenue Code (the "Code"), and to grant stock options that do not so qualify. No stock option can be granted at an option price less than the fair market value of the Common Stock at the time of grant. No stock option can be exercised more than ten years after the date such option is granted. In the case of Incentive Stock Options, the aggregate fair market value of the Common Stock with respect to which options are exercisable for the first time by any recipient during any calendar year cannot, under present tax rules, exceed $100,000. The Committee will be authorized to issue, with limitations, reload options upon exercise of stock options.

    The Committee will also be authorized to grant eligible employees other Incentives, including stock appreciation rights, restricted stock incentives and performance share incentives under such terms and conditions as the Committee may prescribe. The Committee will establish performance goals in respect of any performance share incentives, which goals may include earnings per share, return on stockholders' equity, return on assets, net income, Company earnings performance compared to its domestic competition or any other financial or other measurement. The shares of Common Stock which may be granted pursuant to a restricted stock incentive will be restricted and will not be able to be sold, pledged, transferred or otherwise disposed of until such restrictions lapse. Incentives and shares of Common Stock issued pursuant to restricted stock incentives will be issued for no monetary consideration.

   Commencing with the Annual Meeting, outside directors of the Company shall be granted options in respect of 500 shares of the Company's Common Stock as of the close of the annual meeting at which such director is elected or following which such director shall continue to serve as a director. The options granted to outside directors will have a term of ten years and an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date the options are granted. The Committee shall have no authority regarding the granting of options to outside directors.

   Appropriate adjustments will be made to the number of shares available for awards and the terms of outstanding awards under the plan to reflect any extraordinary dividend, reorganization, recapitalization, stock dividend, stock split-up, change in par or no par value, combination of shares, merger, consolidation, sale of all or substantially all of the assets of the Company, warrant or rights offering or combination, exchange or reclassification of Common Stock or any other similar event or any other change in the corporate structure or shares of the Company.

   Incentive holders shall forfeit all amounts not payable or privileges with respect to stock options not immediately exercisable if the holder is terminated for cause, voluntarily terminates other than by retirement after the age of 55 or if the holder engages in competition or any activity or conduct contrary to the best interests of the Company. Stock options immediately exercisable upon such events will remain exercisable for seven days.

   Upon a change in control, all Incentives outstanding shall become fully vested and exercisable and all stock options may be surrendered to the Company for cash in an amount equal to the aggregate excess of the fair market value over the exercise price of such options. For this purpose, a change of control will include an acquisition (other than from or by the Company or by an employee benefit plan of the Company) of 20% or more of the Common Stock, a change in control of the Board, or a reorganization, merger, consolidation of all or substantially all of the Company's assets (other than a transaction after which beneficial owners of Common Stock prior to such transaction continue to beneficially own more than 60% of the Common Stock, no person or entity holds over 20% of the Common Stock and no change in control of the Board has occurred).

   The Plan is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, and Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

   The Committee has sole discretion to grant Incentives to employees under the Plan. No determination has been made as to specific employees who would have been recipients in 1995 or who will be recipients and no determination has been made as to the nature or amount of awards that would have been or will be made under the Plan. Therefore, the amount or nature of awards that would have been received or that will be received by employees under the Plan cannot be now determined. As discussed above, outside directors will be granted options in respect of 500 shares of Common Stock for each year of service. Based on a Board immediately following the 1996 Annual Meeting of Stockholders of six outside members, the non-executive directors as a group would receive options in respect of 3,000 shares of Common Stock each year.

                           INCOME TAX CONSEQUENCES

   Stock Options to be issued under the Plan as ISOs will satisfy the requirements of Section 422 of the Code. Under the provisions of that section, the optionee will not be deemed to receive any income at the time an ISO is granted or exercised. If the optionee disposes of the shares of Common Stock acquired more than two years after the grant and one year after the exercise of the ISO, the gain, if any (i.e., the excess of the amount realized for the shares over the option price) will be long-term capital gain. If the optionee disposes of the shares acquired on exercise of an ISO within two years after the date of grant or within one year after the exercise of the ISO, the disposition will constitute a "disqualifying disposition" and the optionee will have ordinary income in the year of the disqualifying disposition equal to the fair market value of the stock on the date of exercise minus the option price. The excess of the amount received for the shares over the fair market value at the time of exercise will be short-term capital gain if the shares are disposed of within one year after the ISO is exercised, or long-term capital gain if the shares are disposed of more than one year after the ISO is exercised. If the optionee disposes of the shares in a disqualifying disposition, and such disposition is a sale or exchange which would result in a loss to the optionee, then the amount treated as ordinary income shall not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares.

   The Company is not entitled to a deduction as a result of the grant or exercise of an ISO. If the optionee has ordinary income as a result of a disqualifying disposition, the Company will have a corresponding deductible expense in an equivalent amount in the taxable year of the Company in which the disqualifying disposition occurs.

   The difference between the fair market value of the option at the time of exercise and the option price is a tax preference item for alternative minimum tax purposes. The basis in stock acquired upon exercise of an ISO for alternative minimum tax purposes is increased by the amount of the preference.

   Stock options issued under the Plan which do not satisfy the requirements of Section 422 of the Code will have the following tax consequences:

   1. the optionee will have ordinary income at the time the option is exercised in an amount equal to the excess of the fair market value of the Common Stock acquired at the date of exercise over the exercise price;

   2. the Company will have a deductible expense in an amount equal to the ordinary income of the optionee;

   3. no amount other than the price paid upon exercise of the option shall be considered as received by the Company for shares so transferred; and

   4. any gain from the subsequent sale of the shares of Common Stock acquired upon exercise for an amount in excess of the fair market value on the date the option is exercised will be capital gain and any loss will be capital loss.

   In general, a recipient of other Incentives excluding restricted stock awards (see below) will have ordinary income equal to the cash or fair market value of the Common Stock on the date received in the year in which the award is actually paid. The Company will have a corresponding deductible expense in an amount equal to that reported by the recipient as ordinary income in the same year so reported. The recipient's basis in the stock received will be equal to the fair market value of the Common Stock when received and his or her holding period will begin on that date.

   Restricted stock awards do not constitute taxable income under existing Federal tax law until such time as restrictions lapse with respect to any installment. When any installment of shares are released from restriction, the market value of such shares of Common Stock on the date the restrictions lapse constitutes income to the recipient in that year and is taxable at ordinary income rates. The Code, however, permits a recipient of a restricted stock incentive to elect to have the award treated as taxable income in the year of the award and to pay tax at ordinary income tax rates on the fair market value of all of the shares awarded based on the price of the shares on the date the recipient receives a beneficial interest in such shares. The election must be made promptly within time limits prescribed by the Code and the regulations thereunder. Any appreciation in value thereafter would be taxed at capital gain rates when the restrictions lapse and the stock is subsequently sold. However, should the market value of the stock, at the time the restrictions lapse and the stock is sold, be lower than at the date acquired, the recipient would have a capital loss, to the extent of the difference. In addition, if, after electing to pay tax on the award in the year received, the recipient subsequently forfeits the award for any reason, the tax previously paid is not recoverable.

   In the event of a change in control, the vesting, exercise and lapse of restrictions on incentives may contribute to an excess parachute payment, as defined in Section 280G of the Code. In such event, the Company's deduction with respect to such excess parachute payment would be denied and the recipient would be subject to a nondeductible 20% excise tax on such excess parachute payment.

Vote Required

   The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the proposal.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

          PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors is seeking stockholder ratification of the appointment of Ernst & Young LLP as its independent auditors for 1996.

   The Audit Committee of the Board of Directors has reviewed and evaluated all criteria it considered relevant in assessing the performance of Ernst & Young LLP, such as the quality of its audit work, its knowledge of the industry and the Company's affairs, the availability of its professional advice on a timely basis and the reasonableness of its fees. Based upon such review and evaluation, the engagement of Ernst & Young LLP as independent auditors has been approved. If stockholders do not ratify the appointment of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee in its discretion may nevertheless appoint another firm of independent auditors at any time during the year if the Audit Committee determined such a change would be in the best interests of the stockholders and the Company.

   Ernst & Young LLP has audited the Company's financial statements annually since 1984. A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and will have the opportunity to make a statement if such representative desires to do so and will be able to respond to appropriate questions from stockholders.

Vote Required

   The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION
                   OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                Security Ownership of Certain Beneficial Owners

   The only persons who, to the knowledge of the management, owned beneficially on March 1, 1996 more than 5% of any class of outstanding shares of Common Stock of the Company are set forth below:


             Name and Address                  Number of Shares           % of
           of Beneficial Owner                Beneficially Owned          Class
           -------------------                ------------------          -----
Robert E. Agan (1)  ........................       350,532                5.42%
  309 Holley Road
  Elmira, NY 14905

Chemung Canal Trust Company (2) ............       995,945               15.39%
  1 Chemung Canal Plaza
  Elmira, NY 14902

Hardinge Inc. Savings Plan (3) .............       394,188                6.09%
  c/o Chemung Canal Trust Company,
  Trustee
  1 Chemung Canal Plaza
  Elmira, NY 14902

Douglas A. Greenlee (4) .....................      345,689                5.34%
  205 Kennedy Drive
  Horseheads, NY 14845

FMR Corp. and said corporation's direct
and indirect subsidiaries (associated
  with Fidelity Funds)  .....................      551,700                8.53%
  82 Devonshire Street
  Boston, MA 02109

------------
(1) Sole beneficial owner of 168,426 shares of Common Stock and sole trustee of trusts for the benefit of his children holding 16,182 shares of Common Stock with sole voting and dispositive powers; shares as co-trustee of a trust under the Company's Pension Plan voting and dispositive powers with respect to 165,924 shares.

(2) As of March 1, 1996, Chemung Canal Trust Company ("CCTC") held 995,945 shares of the Company's Common Stock in various fiduciary capacities. CCTC holds 865,928 shares for various parties in personal trusts, agency and custodial accounts, pension accounts, estates and guardianships, with respect to which shares CCTC has sole voting power as to 718,605 shares, shared voting power with respect to 147,323 shares, sole investment power with respect to 448,407 shares and shared investment power with respect to 147,323 shares. In addition, 394,188 shares are held by CCTC as trustee of the Company's Savings Plan, of which shares CCTC shares voting and dispositive powers as to 130,017 shares. (See footnote 3 below.)

(3) Includes all shares of Common Stock held by Chemung Canal Trust Company as the Trustee of the Hardinge Inc. Savings Plan. The participants in said Plan may instruct the Trustee as to the voting of 264,171 of such shares or if no instructions are received, the Trustee votes the shares in the same proportion as it votes all of the shares for which instructions are received. The power to dispose of said shares is restricted by the provisions of the Plan. With respect to 130,017 shares held by Chemung Canal Trust Company as trustee of said Savings Plan, the trustee has the power to vote and dispose of said shares, except it is required in the event of a tender offer or of any corporate action requiring a greater than majority vote of stockholders to act in accordance with instructions received from Plan participants.

(4) Sole beneficial owner of 31,981 shares of Common Stock, shares, as co-trustee of a trust for the benefit of himself and others, voting and dispositive powers as to 271,966 shares of Common Stock and 41,742 shares are held with others as attorneys-in-fact for another. Not included are 220,871 shares of Common Stock held in trust by Chemung Canal Trust Company (see footnote 2 above) as trustee for the benefit of himself and others, nor 12,000 shares of Common Stock held in trust by another under which trust Mr. Greenlee is a contingent remainderman.

                        Security Ownership of Management

   Set forth below is the number of shares of Common Stock of the Company beneficially owned on March 1, 1996 by the directors and nominees for directors, by the Executive Officers listed in the Summary Compensation Table and by all directors and Executive Officers of the Company as a group.


              Name of                  Shares of Common Stock   % of
          Beneficial Owner             Beneficially Owned (1)   Class
-----------------------------------   ----------------------   ------
Robert E. Agan (2).................          350,532             5.42%

John W. Bennett....................            3,019              *

Richard J. Cole....................            2,969              *

James L. Flynn.....................            6,608              *

E. Martin Gibson...................           10,057              *

Malcolm L. Gibson (3)..............          221,155             3.42%

Douglas A. Greenlee (4)............          345,689             5.34%

J. Philip Hunter...................            4,182              *

J. Allan Krul......................           88,233             1.36%

Dr. Eve L. Menger..................            1,721              *

Whitney S. Powers..................           10,527              *

Douglas C. Tifft                              42,706              *

All Executive Officers and
Directors as a Group (13 persons
including the above) (5) ..........          966,729            14.94%

*Less than one percent of the Company's outstanding shares of Common Stock.

-------------
(1) Includes shares which may be purchased pursuant to stock options held by directors that were exercisable within 60 days as of March 1, 1996. Messrs. Flynn and E.M. Gibson held 1,855 and 4,075, respectively, of such options to purchase shares of Common Stock. Also includes all shares held by the Trustee of the Hardinge Inc. Savings Plan allocated to members of the group who have sole voting power with respect to said shares. The Trustee holds for the benefit of Messrs. Agan, M.L. Gibson, Greenlee, Krul and Tifft and all Executive Officers as a group 7,570, 376, 866, 4,244, 347 and 17,105 shares, respectively. Also includes shares subject to forfeiture and restrictions on transfer granted pursuant to the Company's 1993 Incentive Stock Plan.

(2) Sole beneficial owner of 168,426 shares of Common Stock and sole trustee of trusts for the benefit of his children holding 16,182 shares of Common Stock with sole voting and dispositive powers; shares as co-trustee of a trust under the Company's Pension Plan voting and dispositive powers with respect to 165,924 shares. See "Security Ownership of Certain Beneficial Owners" above.

(3) Sole beneficial owner of 55,231 shares of Common Stock and shares as trustee with Robert E. Agan (see footnote 2 above) voting and dispositive powers as to 165,924 shares of Common Stock as trustees under the Company's Pension Plan.

(4) Sole beneficial owner of 31,981 shares of Common Stock, shares, as co-trustee of a trust for the benefit of himself and others, voting and dispositive powers as to 271,966 shares of Common Stock and 41,742 shares are held with others as attorneys-in-fact for another. Not included are 220,871 shares of Common Stock held in trust by Chemung Canal Trust Company as trustee for the benefit of himself and others, nor 12,000 shares of Common Stock held in trust by another under which trust Mr. Greenlee is a contingent remainderman. See "Security Ownership of Certain Beneficial Owners" above.

(5) Includes 165,924 shares of Common Stock owned by the Company's Pension Plan as to which Messrs. Agan and M.L. Gibson share, as trustees, voting and dispositive powers.

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and its representatives and certain representations that no other reports were required, all persons subject to these reporting requirements filed the required reports on a timely basis.

                      COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committee on Executive Compensation:

   The Company's compensation policies applicable to executive officers are administered by the Compensation Committee (the "Committee") of the Board of Directors, all of which Committee members are non-employee directors. The compensation policies are designed to attract, motivate and retain qualified individuals required to manage the Company to meet its short- and long-term objectives and thereby increase stockholder value. Significant emphasis is also placed on encouraging executive officers to build their holdings of the Company's stock to align their goals with those of the stockholders. The Company's program on executive compensation consists of three primary components--base salary, annual incentive bonuses and long-term incentives under a restricted stock plan. The Committee recommends to the Board of Directors the salaries and incentive bonuses of executive officers and administers the incentive stock plan. The Committee subjectively considers total individual performance and the overall financial and other significant conditions of the Company in making its compensation recommendations with specific financial parameters established only by the setting of profit targets for incentive cash bonuses. Each of the three components of executive compensation are reviewed for competitiveness and reasonableness in relation to a group of companies with comparable sales levels in the machine tool business, including, but not limited to, the companies included in the peer group index on the Performance Graph herein.

Base Salary:

   In November 1994, the Committee determined the 1995 base salaries reported in this proxy statement. At the time the Committee considered the financial performance of the Company as a whole and the contribution of each of the executive officers. The Committee reviewed salaries recommended by Mr. Robert
E. Agan for executive officers other than himself, together with a survey of executive salaries for other domestic machine tool manufacturers. Mr. Agan's salary and other compensation were determined out of his presence. Consistent with the Committee's emphasis on incentive-based compensation, modest percentage increases in base salaries were granted.

Incentive Bonuses:

   The Committee administers the Company's incentive cash bonus program which provides flexibility to the Committee from year to year to meet the ever-changing business environment, provides competitive profit-focused cash incentives for the corporate officers and allows the Chief Executive Officer to establish specific individual objectives for all officers other than himself, the achievement of which is rewarded by year-end cash bonuses if the Company is sufficiently profitable. Under the program the Committee establishes levels of bonus pools tied to specific per share corporate earnings targets with the Chief Executive Officer then recommending the allocation of the bonus pool among officers based upon individual performance and achievement during the year and competitive data. The Committee's determination of Mr. Agan's cash bonus is more subjective and not subject to specific criteria. In addition to the cash bonus program administered consistent with past practice, the Committee for 1995 considered and granted special one-time bonuses in the form of outright stock grants due to extraordinary Company performance. Factors in determining Mr. Agan's cash bonus and all officers' stock bonuses included completion of a successful public offering, substantial sales increases together with increased productivity as evidenced by the almost doubling of the level of sales since 1993 within the same manufacturing facility and without a corresponding increase in employment, maintaining reliability and quality, an increase in net profits of over 100%, continued emphasis on total quality management and on pursuit of acquisitions to increase the longer-term strength of the Company, the introduction of high quality and updated product with ongoing customer satisfaction and a substantial increase in the Company's share value in part attributable to the foregoing.

Incentive Stock Plan:

     Under the 1993 Incentive Stock Plan (the "Plan") shares of Common Stock have been set aside for grants to key employees of restricted stock and performance share awards. Under the Plan, restricted stock grants have been selected by the Committee for award to key executives with the resulting emphasis on increased executive ownership of Company stock, long-term corporate results and a substantial portion of executive pay and financial incentive linked to increases in stockholder value. Individual grant awards are based upon an executive's responsibilities and role in increasing stockholder value and the Committee's subjective evaluation of individual performance with no consideration given to the number of shares currently directly or indirectly owned. Restrictions on shares awarded lapse upon passage of time as established by the Committee on the date of the award, if said shares are not earlier forfeited. Under this Plan for the year 1995, Messrs. Agan, Krul, Gibson, Greenlee and Tifft were awarded (adjusted for the May 1995 recapitalization) 20,500, 10,000, 10,000, 6,000 and 6,000, respectively, restricted shares of Common Stock subject to forfeiture and restrictions on transfer. Total unconditional vesting will occur only upon the completion of from four (4) to eight (8) years of continuous service or, if earlier, upon death, retirement after age 60, retirement prior to age 60 for reasons of total and permanent disability or retirement for other medical or health reasons which render an employee unable to perform his duties and responsibilities or termination in other limited circumstances. Partial vesting will occur if the employee is terminated during a period from one (1) to eight (8) years for reasons other than the gross deviation from duties and responsibilities. The Plan provides that the possibility of forfeiture shall lapse in its entirety and the Company shall deliver to the employee or his personal representative, free of any restrictions, certificates representing the shares of Restricted Stock in the event of a termination of the employee's employment with the Company or a subsidiary within four years following a change of control as defined in the agreements entered into pursuant to the Plan.

   During 1995 the Compensation Committee had not yet developed a policy in order to qualify any compensation to the five highest-paid executive officers in excess of $1 Million per year for federal tax deductibility pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is considering the applicability of Section 162(m) to various types of executive compensation and contemplates that the Incentive Stock Plan submitted for approval to the 1996 Annual Meeting will so qualify. The Compensation Committee intends to balance the interests of the Company in maintaining flexible incentive plans and how the Company benefits from the compensation package paid to any executive officer against the possible loss of a tax deduction when taxable compensation for any of the five highest-paid executive officers exceeds $1 Million per year.

       E. Martin Gibson, Chairman   J. Philip Hunter
       Richard J. Cole

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Messrs. Gibson, Cole and Hunter served as members of the Compensation Committee during 1995. Mr. Hunter is the Secretary of the Company and Mr. Hunter and Mr. Agan's son, Steven E. Agan, are partners with the law firm of Sayles, Evans, Brayton, Palmer & Tifft ("Sayles & Evans"). Sayles & Evans has acted as regular outside legal counsel to the Company since 1956 and the Company expects to continue to use such services in 1996. During 1995 the Company paid Sayles & Evans $536,140 for legal services, including fees incurred by the Company in connection with its public offering in June and the acquisition of
L. Kellenberger & Co. AG in November, 1995.

Executive Compensation:

     The following table sets forth information with respect to compensation paid by the Company for periods during the last three years in which the named persons served as executive officers of the Company.

                                      Summary Compensation Table

                                        Annual Compensation
                                    ----------------------------
                                                                      Long-Term
                                                   Bonus            Compensation
                                            --------------------   --------------
       Name and                                                    Restricted Stock    All Other
   Principal Position      Year    Salary     Cash      Stock(1)       Awards(2)     Compensation(3)
   ------------------      ---     -------   -------    -------       ---------      ---------------
Robert E. Agan ..........  1995   $238,000   $260,000   $280,000       $290,000          $3,187
 Chairman of the Board,    1994    225,000    150,000      -0-          375,000             591
 President and Chief       1993    202,083     95,000      -0-          480,000             508
Executive Officer

J. Allan Krul ...........  1995    156,000    150,000    150,000        145,000             989
Executive Vice President   1994    142,000     85,000      -0-          200,000             419
 and Chief Operating       1993    130,998     55,000      -0-          192,000             338
 Officer

Malcolm L. Gibson .......  1995    125,000     75,000    100,000        145,000           1,299
 Senior Vice President     1994    117,000     42,000      -0-            -0-               571
 and Chief Financial       1993    112,875     27,000      -0-          120,000             495
 Officer

Douglas A. Greenlee .....  1995    109,000     55,000     75,000         87,000             855
 Vice President            1994    104,000     36,000      -0-            -0-               306
                           1993    100,333     24,000      -0-          192,000             200

Douglas C. Tifft ........  1995     89,000     55,000     75,000         87,000           1,246
 Vice President            1994     84,000     36,000      -0-            -0-               551
                           1993     78,500     24,000      -0-          120,000             490

---------
(1) Effective as of October 24, 1995, Messrs. Agan, Krul, Gibson, Greenlee and Tifft were awarded 10,769, 5,769, 3,846, 2,884 and 2,884 bonus shares of Common Stock, respectively. The closing price of the Company's Common Stock on October 24, 1995 was $26.00 per share.

(2) As of December 29, 1995, Messrs. Agan, Krul, Gibson, Greenlee and Tifft held 41,000, 52,400, 29,250, 22,400, and 25,250, respectively, restricted shares of Common Stock having an aggregate value on that date of $1,066,000, $1,362,400, $760,500, $582,400, and $656,500, respectively, based upon the closing price of the Company's Common Stock on December 29, 1995. The restrictions on these shares lapse on a scheduled time basis, or earlier, upon death and other conditions as provided in restricted stock agreements with said persons. The officers are entitled to vote said shares and to receive any and all dividends paid on the stock.

(3) Represents Company contributions to the Hardinge Inc. Savings Plan for each named executive officer and for Mr. Agan for the year 1995, $1,851 reimbursement for taxes paid by Mr. Agan with respect to certain perquisites provided to him.

Performance Graph:

   Set forth below is a graph illustrating the Company's cumulative total stockholder return over the last five years compared to two performance indicators of the stock market--the Nasdaq National Market Composite Index and "Nasdaq-Metalcutting," an index of companies listed on the Nasdaq National Market with a "metal cutting machine" SIC code obtained from the Center for Research in Security Prices, University of Chicago, Chicago, Illinois. The returns of each company in the Nasdaq-Metalcutting have been weighted according to their respective stock market capitalization for arriving at a peer group average. The cumulative total return includes dividends paid and changes in the share price of the Common Stock and assumes all dividends were reinvested. The graph assumes the value of the investment in Hardinge Inc. and each index was $100 on December 31, 1990.



                     COMPARATIVE FIVE-YEAR TOTAL RETURNS


              Hardinge Inc., Nasdaq Composite, Nasdaq-Metalcutting (Performance Results from 12/31/90 through 12/31/95)

                         (Line Chart with Plot Points)



Values   1990   1991   1992   1993  1994  1995
$300
$250
$200
$150
$100
 $50

                                  December 31,
Hardinge Inc.(1)           NASDAQ-Composite       NASDAQ Metalcutting Machines

                         1990   1991   1992   1993   1994    1995
 Hardinge Inc.(1)         100     95    110    122    149     280
 NASDAQ-Composite         100    160    187    214    209     296
 NASDAQ-Metalcutting      100    168    265    276    210     252


-----------

(1) Prior to the Company's May, 1995 public offering and listing on NASDAQ, Hardinge's Common Stock was traded in a local, over-the-counter market in small amounts and on an irregular basis. The Company was aware that transfers took place, but often was without knowledge of whether the transfer was a sale, was without consideration or was for re-registration. Valuation of the Common Stock was made from time to time for tax and other purposes and some of said valuations were known to the Company. For example, the Common Stock was valued quarterly by Crestar Securities Corporation ("Crestar") retained by the Company during 1991-1994 for purposes of Employee Stock Ownership Plan administration. The Company had itself, based on its knowledge of all of the foregoing and its own knowledge, valued its Common Stock for internal purposes. Also, First Albany Corporation had supplied the Company with quarterly data of actual trades known to it. The historic Company price data used to create the graph above for comparison to outside indices was based on said Crestar appraisals which were higher than said trading data received from First Albany Corporation. Because the Company was not quoted on the Nasdaq National Market or any securities exchange during the years 1991-1994, the usefulness of the comparison of the performance of the Common Stock of the Company to these indices for said years should be carefully considered.

Pension Plan:

   The Company maintains a non-contributory defined benefit Pension Plan for all employees. Normal retirement is at age 65; however, retirement before age 65 can be selected under certain conditions. Annual pensions are computed on the basis of adjusted career average compensation, excluding bonuses. The adjusted career average compensation formula is the sum of (a) for service prior to December 1, 1993, 1.25% of the annual compensation rate as of December 1, 1993, times the number of years of service prior to December 1, 1993, plus (b) 1.5% of compensation on or after December 1, 1993. Pension amounts are not subject to reductions for Social Security benefits or offset amounts but are subject to federal law limitations on pensions payable under tax qualified plans.

   The Company also maintains a non-qualified, unfunded benefit plan called the Executive Supplemental Pension Plan ("Supplemental Plan") currently covering Messrs. Agan, M.L. Gibson and Krul. The annual benefits under the Supplemental Plan are determined on the basis of the average of the three highest years base salary of the final five years of employment plus cash bonuses times 1.25% for each year of service, except that in the case of Mr. Krul, the percentages are 1.5% of each of his first five years of service, 2.0% of each of the next ten years and 2.2% for each additional year, contingent on Mr. Krul's continued employment with the Company until age 62 terminable by the Company upon the occurrence of certain stated events. A minimum benefit is provided under the Supplemental Plan for all covered executives equal to 1.2 times the benefit earned under the qualified Pension Plan. Benefits under the Supplemental Plan are reduced by benefits payable under the Pension Plan.

   If the Executive Officers remain continuously employed at current compensation levels until retirement at the normal retirement age of 65, the estimated annual pension amounts payable under the Pension and Supplemental Plans for Messrs. Agan, Krul, Gibson, Greenlee and Tifft would be $207,877, $83,653, $92,773, $32,409 and $50,033, respectively. Pensions described are straight-life annuity amounts not reduced by joint and survivorship provisions which are available to all retirees through reductions in pensions otherwise payable.

Employment Agreements:

  The Company has entered into written employment contracts with Messrs. Agan, Krul, Gibson, Greenlee and Tifft (the "officers") effective January 1, 1995. The term of each employment agreement is two years, with automatic, successive one-year extensions unless either party provides the other with 60 days' prior notice of termination. In the case of a change of control (as such term is defined in the employment agreements), the term of each officer's employment agreement will be automatically extended for a period of two years following the date of the change of control. Officers' bonuses shall be determined in accordance with an annual bonus policy.

   If an officer is terminated without cause, or resigns for good reason (as such term is defined in the employment agreements), such officer will be entitled to continued payment of his base salary for the greater of six months or the remainder of the current term with the exception of two agreements, which provide for a minimum of twelve months of base salary in this situation. If an officer is terminated without cause or resigns for good reason (as such term is defined in the employment agreements) on or after a change of control, or resigns for any reason at any time six months or more following a change of control, such officer will be entitled (i) to receive a lump sum cash payment equal to one and one-half times the sum of his base salary in effect immediately prior to his termination or resignation (or as in effect immediately prior to the change of control, if higher) and his average annual bonus for the three years preceding the change of control, and
(ii) to participate, at the Company's expense, in the Company's welfare benefit plans for a period of three years following his resignation or termination. Such lump sum cash payments shall be subject to reduction to the extent necessary to prevent any amounts or benefits due from being deemed "excess parachute payments" within the meaning of Section 280G of the Code.

                COMPENSATION OF DIRECTORS AND COMMITTEE MEETINGS

   The Board of Directors held nine regularly scheduled meetings during the year ended December 31, 1995. The Board has standing Executive, Audit, Nominating, Compensation and Pension and Profit Sharing Investment Committees.

   The Chairman of the Executive Committee is Mr. Flynn. Other members are Messrs. Agan, Bennett, Cole, Hunter and Powers. During the interim between regular Board meetings, the Executive Committee possesses and may exercise certain powers of the Board in the management and direction of the Company. The Executive Committee did not meet during the year.

   The Chairman of the Audit Committee is Mr. Cole. Other members are Messrs. Bennett, Flynn, and Hunter and Dr. Menger. The functions of the Audit Committee are to recommend engagement of independent accountants, review the arrangement and scope of the audit, review the activities and consider comments made by the independent auditors with respect to weaknesses in internal controls and consideration given, or the corrective action taken, by management. During the year, there was one Audit Committee meeting.

   The Chairman of the Nominating Committee is Mr. Powers. Other members are Messrs. Agan, Bennett and Flynn. The Committee selects and recommends to the Board nominees for election to the Board and also selects and recommends to the Board nominees for election as officers of the Company. The Committee will consider written recommendations by stockholders for election to the Board, if such recommendations are mailed to the Chairman of the Nominating Committee or to the Chairman of the Board of Directors, at its main office, One Hardinge Drive, Elmira, NY 14902. The Committee held one meeting during 1995.

   The Chairman of the Compensation Committee is Mr. Gibson. Other members include Messrs. Cole and Hunter. The Committee reviews and recommends to the Board bonuses paid to employees, and salaries and bonuses of officers. It also administers the Company's Incentive Stock Plan and grants restricted stock awards thereunder. There was one meeting of the Committee during 1995.

   The Chairman of the Pension and Profit Sharing Investment Committee is Mr. Flynn. Other members include Messrs. Cole, Greenlee, Hunter, and Powers and Dr. Menger. The Committee reviews the investments and performance of the Trustee of the Pension and Savings Plans, fixes desirable goals and consults with the Trustee thereon. There were two meetings of the Committee during 1995.

   All members of the Board attended at least 75% of the aggregate number of Board meetings and meetings of committees of which they are members held during 1995, except that Dr. Eve L. Menger attended 55% of said meetings.

   During 1995, the members of the Board who are not full-time employees of the Company were paid an annual fee of $5,000 and $800 for each meeting of the Board of Directors and each committee meeting attended. In addition, in March each director received 420 shares of Common Stock. There is a Deferred Directors Fee Plan that allows a director at his election to defer receiving up to 100% of his fees, exclusive of the supplemental stock payment, until the later of separation or age 70.

                             CERTAIN TRANSACTIONS

   The Company in the normal course of business has retained the Chemung Canal Trust Company, of which Mr. Agan is a director and Mr. Bennett is Chairman of the Board/Chief Executive Officer and director, for various banking services and as Trustee of the Company's Pension and Savings Plans. The Company expects to do so during the current year.

   See "Compensation Committee Interlocks and Insider Participation."

                           STOCKHOLDERS' PROPOSALS

   Any qualified stockholder who intends to present proposals at the Company's 1997 Annual Meeting of Stockholders must submit such stockholder's proposals to the Secretary of the Company on or before November 16, 1996.

                                OTHER MATTERS

   The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. The cost of solic-iting proxies will be borne by the Company. In addition to solicitations by mail, some of the directors, officers and regular employees of the Company may conduct additional solicitations by telephone and personal interviews without remuneration. The Company may also request nominees, brokerage houses, custodians and fiduciaries to forward soliciting material to beneficial owners of stock held of record and will reimburse such persons for any reasonable expense.

   The Company has purchased insurance from Federal Insurance Company providing for reimbursement of directors and officers of the Company and its subsidiary companies for costs and expenses incurred by them in actions brought against them in connection with their actions as directors or officers, including actions as fiduciaries under the Employee Retirement Income Security Act of 1974. The insurance coverage, which expires on January 27, 1997, costs $145,645 on an annual basis, which will be paid by the Company.

   Financial statements for the Company and its consolidated subsidiaries are included in Hardinge Inc.'s Annual Report to stockholders for the year 1995 which was mailed to the stockholders beginning March 15, 1996.

   A COPY OF HARDINGE INC.'S 1995 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE AVAILABLE AFTER MARCH 22, 1996 WITHOUT CHARGE TO THOSE STOCKHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING HARDINGE. TO OBTAIN A COPY, PLEASE WRITE TO: MALCOLM L. GIBSON, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, HARDINGE INC., ONE HARDINGE DRIVE, ELMIRA, NY 14902.

                             By Order of the Board of Directors,


                               J. Philip Hunter
                                  Secretary

Dated: March 15, 1996.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                   APPENDIX A







                            PROPOSAL TO ADOPT THE

                   HARDINGE INC. 1996 INCENTIVE STOCK PLAN

                                 HARDINGE INC.
                          1996 INCENTIVE STOCK PLAN

   1. Establishment of Plan.

   Hardinge Inc. (hereafter referred to as the "Company") proposes to grant to selected employees of the Company and its subsidiaries: (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Stock Incentives, and (e) Performance Share Incentives (collectively hereinafter sometimes referred to as "Incentives") for the purpose of enhancing the profitability and value of the Company for the benefit of its shareholders by providing stock awards to attract, retain and motivate officers and other key employees who make important contributions to the success of the Company.

   The Company also proposes to grant to Outside Directors options to purchase common stock of the Company pursuant to the Plan. The purpose of such Director Options is to provide incentives for highly qualified individuals to stand for election to the Board and to continue service on the Board and to encourage increased stock ownership by Outside Directors in order to promote long-term stockholder value. Restricted Stock Incentives, Incentive Stock Options (as defined in Section 422A of the Internal Revenue
Code), Stock Appreciation Rights and Performance Share Incentives will not be granted to Outside Directors under the Plan.

   Incentives shall be granted pursuant to the plan herein set forth, which shall be known as the Hardinge Inc. 1996 Incentive Stock Plan (hereinafter referred to as the "Plan").

   2. Definitions of Certain Terms Used in the Plan.

   a. "Affiliate" means any subsidiary, whether directly or indirectly owned, or parent of the Company, or any other entity designated by the Committee.

   b. "Board" means the Company's Board of Directors.

   c. "Change of Control" is defined in Section 18 of the Plan.

   d. "Code" means the Internal Revenue Code of 1986, as amended, or any successor code thereto.

   e. "Committee" means the Incentive Compensation Committee of the Board of Directors of the Company or any successor committee the Board of Directors may designate to administer the Plan.

   f. "Common Stock" means the Hardinge Inc. Common Stock, par value $.01 per share.

   g. "Competition" means to manage, operate, join, control, participate in, provide consulting advice to, act as an agent or director of, or have any financial interest in (as a partner, stockholder, investor or otherwise), any firm, corporation, partnership, association, joint stock company, joint venture, unincorporated organization, limited liability company or any such similar business operation or activity (or any portion thereof), directly or indirectly, in competition with any of the business operations or activities of the Company or its Affiliates or affecting or attempting to affect a Change of Control.

   h. "Director Stock Option" means a Nonqualified Option granted to Outside Directors pursuant to Section 7 of the Plan.

   i. "Employee" means any person who is employed by the Company or a subsidiary of the Company.

   j. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   k. "Fair Market Value" of Stock means the fair and reasonable value thereof as determined by the Committee according to prices in trades as reported on the NASDAQ National Market. If there are no prices so reported or if, in the opinion of the Committee, such reported prices do not represent the fair and reasonable value of the Stock, then the Committee shall determine Fair Market Value by any means it deems reasonable under the circumstances.

   l. "Incentive Stock Options" means stock options granted under the Plan that meet the definition of Incentive Stock Options under Section 422 of the Code.

   m. "Nonqualified Options" means stock options granted under the Plan that are not Incentive Stock Options.

   n. "Outside Director" means any member of the Company's Board of Directors who is not also an employee.

   o. "Performance Share Incentives" means Incentives granted under Section 9 of the Plan.

   p. "Restricted Stock Incentives" means Incentives granted under Section 10 of the Plan.

   q. "Retirement" means retirement under any pension or retirement plan of the Company or of a subsidiary, or termination of employment with the Company or a subsidiary, by action of the employing company, because of disability.

   r. "Stock" means the Common Stock or any other authorized class or series of common stock or any such other security outstanding upon the reclassification of any of such classes or series of common stock, including, without limitation, any stock split-up, stock dividend, creation of targeted stock, or other distributions of stock in respect of stock, or any reverse stock split-up, or recapitalization of the Company or any merger or consolidation of the Company with any Affiliate.

   s. "Stock Appreciation Rights" means Incentives granted under Section 8 of the Plan.

   t. "Stock Options" means Incentive Stock Options and Nonqualified Options granted under the Plan.

   u. A "subsidiary" means any corporation in which the Company owns, directly or indirectly, at least thirty-five percent (35%) of the total combined voting power of all classes of stock; except that for purposes of any option subject to the provisions of Section 424 of the Internal Revenue Code, as amended, the term "subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

   v. "Termination for Cause" means an Employee's termination of employment with the Company or an Affiliate or an Outside Director's removal from office as a director of the Company because of such person's willful engaging in gross misconduct; provided, however, that a Termination for Cause shall not include termination attributable to (i) poor work performance, bad judgment or negligence, (ii) an act or omission believed by such person in good faith to have been in or not opposed to the best interests of the Company and reasonably believed by such person to be lawful, or (iii) the good faith conduct of such person in connection with a Change of Control (including opposition to or support of such Change of Control).

   3. Stock Reserved for Incentives.

   A maximum of 300,000 shares of Common Stock or the number of securities to which said number of shares may be adjusted in accordance with Section 4 below, may be issued upon granting of Restricted Stock Incentives, Performance Share Incentives, and the exercise of Stock Options and Stock Appreciation Rights under the Plan. Such shares may be either authorized and unissued shares or previously issued shares purchased by the Company for purposes of the Plan. Subject to adjustment in accordance with Section 4 below, a maximum of one percent (1%) of the outstanding shares of the Company's Common Stock as of the first business day of any calendar year may be the subject of Incentives granted under the Plan in that calendar year. The shares available for granting Incentives in any year shall be increased by the number of shares available under the Plan in previous years but not covered by Incentives granted under the Plan in those years plus any shares as to which options or other benefits granted under the Plan have lapsed, expired, terminated or been cancelled. Any shares subject to stock options, grants or Incentives may thereafter be subject to new stock options, grants or Incentives under the Plan if there is a forfeiture of any such grants or Incentives, or the lapse, expiration or termination of any such option but not if there is a surrender of an option or portion thereof pursuant to a Stock Appreciation Right as provided hereafter in Section 8. The maximum number of shares in respect of which Incentives may be granted during the term of the Plan to an individual recipient of Incentives shall be 75,000.

   4. Adjustment Provisions.

   In the event of any extraordinary dividend, reorganization, recapitalization, stock dividend, stock split-up, change in par or no par value, combination of shares, merger, consolidation, sale of all or substantially all of the assets of the Company, warrant or rights offering or combination, exchange or reclassification of Common Stock or any other similar event or any other change in the corporate structure or shares of the Company, the Committee or its delegate shall cause such equitable adjustment as it deems appropriate to be made in the number and kind of shares then remaining available for issue under the Plan, and in the terms of the outstanding Incentives to reflect such event and preserve the value of such Incentives. In the event the Committee determines that any such event has a minimal effect on the value of Incentives, it may elect not to cause any such adjustments to be made. In all events, the determination of the Committee or its delegee shall be conclusive. If any such adjustment would result in a fractional security being issuable or awarded under the Plan, such fractional security shall be disregarded.

   5. Administration of the Plan.

   The authority to grant Incentives to employees under the Plan shall be vested in the Committee; provided, however, that the Committee shall have no authority regarding the granting of Director Stock Options to Outside Directors, which grants shall be non-discretionary. The Committee shall determine those eligible to receive Incentives and the amount, type and terms of each Incentive, subject to the provisions of the Plan. Each member of the Committee shall be (i) an "outside director" within the meaning of Section 162(m) of the Code, subject to any transitional rules applicable to the definition of outside director, and (ii) a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, or otherwise qualified to administer this Plan as contemplated by that Rule or any successor Rule under the Exchange Act. In making any determinations under the Plan, the Committee shall be entitled to rely on reports, opinions or statements of officers or employees of the Company, as well as those of counsel, public accountants and other professional or expert persons. All determinations, interpretations and other decisions under or with respect to the Plan or any Incentives by the Committee shall be final, conclusive and binding upon all parties, including without limitation, the Company, any Employee, and any other person with rights to any Incentive under the Plan, and no member of the Committee shall be subject to individual liability with respect to the Plan.

   Subject to the provisions of the Plan, the Committee from time to time shall determine the individuals to whom, and the time or times at which, Incentives shall be granted and the terms thereof. In the case of officers to whom Incentives may be granted, the selection of such officers and all of the foregoing determinations shall be made directly by the Committee in its sole discretion. In the case of key employees other than officers, the selection of such employees and all of the foregoing determinations may be delegated by the Committee to an administrative group of officers chosen by the Committee. Incentives granted to one employee need not be identical to those granted other employees.

   The Committee shall administer and shall have full power to construe and interpret the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; and make all other determinations and take all other actions that the Committee believes reasonable and proper, including the power to delegate responsibility to others to assist it in administering the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee's determinations shall in all cases be conclusive.

   A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of the entire Committee. Any determination of the Committee may be made, without notice or meeting, by the written consent of a majority of the Committee members.

   6. Eligibility.

   Any Employee selected by the Committee, except a member of the Committee, shall be eligible for any Incentive contemplated under the Plan. Outside Directors of the Company shall be eligible for grants of Director Stock Options under Section 7 of the Plan. An Employee or Director who has been granted an Incentive under this or any other plan of the Company or any of its Affiliates may or may not be granted additional Incentives under the Plan at the discretion of the Committee.

   7. Stock Options.

   Commencing with the 1996 annual meeting of the stockholders of the Company, Director Stock Options with an option period of ten (10) years and an option price equal to 100% of the fair market value of the Common Stock on the date the Director Stock Option is granted, shall be granted to each Outside Director for 500 shares of the Company's Common Stock effective as of the close of each annual meeting of the stockholders of the Company (i) at which such individual is elected a director, or (ii) following which such individual will continue to serve as a director or member of a continuing class of directors, and except as specifically provided in this paragraph such Director Stock Options shall be subject to the terms and conditions of this Section 7 of the Plan.

   The Committee may grant Incentive Stock Options, other statutory options under the Code, and Nonqualified Options to eligible Employees, and such Stock Options shall be subject to the terms and conditions of this Section 7 of the Plan and such other terms and conditions as the Committee may prescribe.

      (a) Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee.

      (b) Period of Option. The period of each Stock Option shall be fixed by the Committee; provided, however, that such period shall not exceed ten (10) years from the grant date in the case of Incentive Stock Options.

      (c) Payment. The option price shall be payable at the time the Stock Option or the Director Stock Option is exercised in cash or, at the discretion of the Committee, in whole or in part in the form of shares of Common Stock already owned by the grantee (based on the fair market value of the Common Stock on the date the option is exercised by the Committee). No shares shall be issued until full payment therefor has been made. A grantee of a Stock Option or a Director Stock Option shall have none of the rights of a stockholder until the shares are issued.

      (d) Exercise of Option. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f) and (g) of this section below) shall any Stock Option or any Director Stock Option be exercisable after its specified expiration period and in no event shall a Stock Option or Director Stock Option be exercised after the expiration of ten (10) years from the date such option is granted. The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery of shares of Common Stock to the Company in payment of the exercise price of a Stock Option, the grantee of such Stock Option automatically be awarded a replacement Stock Option (a "Reload Option") for up to the number of shares of Common Stock so delivered; provided, however, that a Reload Option shall not be awarded upon the delivery of shares of Common Stock in payment of the exercise price of a Reload Option previously awarded pursuant to this Section 7(d).

      (e) Retirement and Termination. Upon Retirement or termination of the Stock Option grantee for reasons other than those described in Section 15 of the Plan, Stock Option privileges shall apply only to those Options immediately exercisable at the date of such Retirement or termination. The Committee, however, in its discretion, may provide on a case by case basis that any Stock Options outstanding but not yet exercisable upon such Retirement or termination of the Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Options exercisable upon Retirement shall remain exercisable for three (3) years after Retirement; Options exercisable upon termination for reasons other than Retirement or those described in Section 15 of the Plan shall remain exercisable for six (6) months after such termination.

      (f) Death. Upon the death of a Stock Option or Director Stock Option grantee, Stock Option or Director Stock Option privileges shall apply only to those shares which were immediately exercisable at the time of death, and options exercisable upon death shall remain exercisable for three (3) years after death. The Committee, in its discretion, may provide that any Stock Options or Director Stock Options outstanding but not yet exercisable upon the death of a Stock Option or Director Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within such period of time as determined by the Committee but in no event later than the date of the expiration of the Stock Option or Director Stock Option.

      (g) Limits on Incentive Stock Options. Except as may otherwise be permitted by the Code, the Committee shall not, in the aggregate, grant to any Employee Incentive Stock Options that are first exercisable during any one calendar year (under all such plans of such Employee's employer corporation and its parent and subsidiary corporations) to the extent that the aggregate fair market value of the Common Stock, at the time the Incentive Stock Options are granted, exceeds $100,000.

   8. Stock Appreciation Rights.

   The Committee may, in its discretion, grant a right to receive the appreciation in the fair market value of shares of Common Stock either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

      (a) Time and Period of Grant. If a Stock Appreciation Right is granted in connection with an underlying Stock Option, it may be granted at the time of the Stock Option Grant or at any time thereafter but prior to the expiration of the Stock Option Grant. If a Stock Appreciation Right is granted in connection with an underlying Stock Option, at the time the Stock Appreciation Right is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Stock Appreciation Right granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option, the period for exercise of the Stock Appreciation Right shall be set by the Committee.

      (b) Value of Stock Appreciation Right. If a Stock Appreciation Right is granted in connection with an underlying Stock Option, the grantee shall be entitled to surrender such Stock Appreciation Right and the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company over the Stock Option price multiplied by the number of shares covered by the Stock Options which are surrendered. If a Stock Appreciation Right is granted without an underlying Stock Option, the grantee shall receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such Stock Appreciation Right is received by the Company over the fair market value of the Common Stock on the date of grant multiplied by the number of shares covered by the grant of the Stock Appreciation Right.

      (c) Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash, or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of the grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

   9. Performance Share Incentives.

   The Committee may grant awards under which payment may be made in shares of Common Stock, cash or any combination of shares and cash if the performance of the Company or any subsidiary or division of the Company selected by the Committee during the award period meets certain goals established by the Committee. Such Performance Share Incentives shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

      (a) Incentive Period and Performance Goals. The Committee shall determine and include in a Performance Share Incentive grant the period of time for which a Performance Share Incentive is made ("Incentive Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, subsidiary or division during the Incentive Period as a condition to payment of the Performance Share Incentive. The Performance Goals may include earnings per share, return on stockholders' equity, return on assets, net income, Company earnings performance compared to its domestic competition or any other financial or other measurement established by the Committee. The Performance Goal may include minimum and optimum objectives or a single set of objectives.

      (b) Payment of Performance Share Incentives. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Incentive if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Incentive shall be expressed in terms of shares of Common Stock referred to as "Performance Shares". After the completion of an Incentive Period, the performance of the Company, subsidiary or division shall be measured against the Performance Goals and the Committee shall determine whether all, none or any portion of a Performance Share Incentive shall be paid.
   The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

      (c) Revision of Performance Goals. At any time prior to the end of an Incentive Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary or division and which in the judgment of the Committee make the application of the Performance goals unfair unless a revision is made.

      (d) Requirement of Employment. A grantee of a Performance Share Incentive must remain in the employment of the Company until the completion of the Incentive Period in order to be entitled to payment under the Performance Share Incentive; provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

      (e) Dividends. The Committee may, in its discretion, at the time of the granting of a Performance Share Incentive, provide that any dividends declared on the Common Stock during the Incentive Period, and which would have been paid with respect to the Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

   10. Restricted Stock Incentives.

   The Committee may issue shares of Common Stock to a grantee which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

      (a) Requirement of Employment. A grantee of a Restricted Stock Incentive must remain in the employment of the Company during a period designated by the Committee ("Restriction Period"). If the grantee leaves the employment of the Company prior to the end of the Restriction Period, the Restricted Stock Incentive shall terminate and the shares of Common Stock shall be returned immediately to the Company; provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Incentive at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

      (b) Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock except as provided under
   Section 12 hereof. Each certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

      (c) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock Incentive will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

      (d) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Incentive shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from the certificates.

      (e) Dividends. The Committee shall, in its discretion, at the grant of the Restricted Stock Incentive, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

   11. Nontransferability.

   Each Incentive granted under the Incentive Stock Plan shall not be transferable other than by Will or the laws of descent and distribution, and with respect to Stock Options, shall be exercisable during the grantee's lifetime only by the grantee or the grantee's guardian or legal representative.

   12. No Right of Employment.

   The Incentive Stock Plan and the Incentives granted hereunder shall not confer upon any eligible employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an eligible employee at any time and for any reason.

   13. Taxes.

   The Company shall be entitled to withhold, or otherwise collect from the recipient, the amount of any tax attributable to any amount payable or shares deliverable under the Plan after giving the person entitled to receive such amount or shares notice as far in advance as practicable. The recipient may elect, subject to approval by the Committee, to have shares withheld by the Company in satisfaction of such taxes, or to deliver other shares of Stock owned by the recipient in satisfaction of such taxes. With respect to officers of the Company or a subsidiary or other recipients subject to
Section 16(b) of the Exchange Act, the Committee may impose such other conditions on the recipient's election as it deems necessary or appropriate in order to exempt such withholding from the penalties set forth in said Section. The number of shares to be withheld or delivered shall be calculated by reference to the Fair Market Value of the appropriate class or series of Stock on the date that such taxes are determined.

   14. Forfeiture of Incentives.

   Unless the Committee shall have determined otherwise, the recipient of an Incentive shall forfeit all amounts not payable or privileges with respect to Stock Options not immediately exercisable upon the occurrence of any of the following events:

   a. The recipient is Terminated for Cause.

   b. The recipient voluntarily terminates his or her employment other than by Retirement after attainment of age 55, or such other age as may be provided for in the Incentive.

   c. The recipient engages in Competition with the Company or any Affiliate.

   d. The recipient engages in any activity or conduct contrary to the best interests of the Company or any Affiliate.

   Stock Options and Director Stock Options immediately exercisable upon the occurrence of any of the preceding events shall remain exercisable for seven
(7) days after the occurrence of such event unless the Committee in its sole discretion shall provide that such Stock Options and Director Stock Options shall remain exercisable for a longer period.

   The Committee may include in any Incentive any additional or different conditions of forfeiture it may deem appropriate. The Committee also, after taking into account the relevant circumstances, may waive any condition of forfeiture stated above or in the Incentive contract.

   In the event of forfeiture, the recipient shall lose all rights in and to the Incentive. Except in the case of Restricted Stock Incentives as to which the restrictions have not lapsed, this provision, however, shall not be invoked to force any recipient to return any Stock already received under an Incentive.

   Such determinations as may be necessary for application of this Section, including any grant of authority to others to make determinations under this Section, shall be at the sole discretion of the Committee, and its determinations shall be conclusive.

   15. Acceleration.

   The Committee may, in its sole discretion, accelerate the date of exercise, vesting, lapse of restrictions or other receipt of any Incentive.

   16. Rights as a Shareholder.

   A recipient of an Incentive shall, unless the terms of the Incentive provide otherwise, have no rights as a shareholder, with respect to any options or shares which may be issued in connection with the Incentive until the issuance of a Stock certificate for such shares, and no adjustment other than as stated herein shall be made for dividends or other rights for which the record date is prior to the issuance of such Stock certificate. In addition, with respect to Restricted Stock Incentives, recipients shall have only such rights as a shareholder as may be set forth on the certificate or in the terms of the Incentive.

   17. Foreign Nationals.

   Incentives may be awarded to persons who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

   18. Change in Control Provisions.

      (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in control, any Incentives outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant and all restrictions on Incentives shall immediately lapse.

      (b) Change in Control Cash Out. Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control all outstanding Stock Options shall immediately become fully exercisable, and during the 60-day period from and after such Change in Control (the "Exercise Period"), an optionee shall have the right, in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option or Director Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option or Director Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option or Director Stock Option (the "Spread") multiplied by the number of shares of Stock granted under the Stock Option or Director Stock Option as to which the right granted under this section shall have been exercised; provided, however, that if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of a Stock Option or Director Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such Stock Option or Director Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Stock granted under the Stock Option or Director Stock Option. Notwithstanding the foregoing, if any right granted pursuant to this section would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that but for this section would otherwise be eligible for such accounting treatment, the Committee shall have the authority to replace the cash payable pursuant to this section with Stock having a Fair Market Value equal to the cash that would otherwise be payable hereunder. For purposes of this paragraph only, the date of grant of any Stock Option or Director Stock Option approved by the Committee prior to the date on which the Plan is approved by the Company's shareholders shall be deemed to be the date on which the Plan is approved by the Company's shareholders.

      (c) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

     (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") resulting in beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of

   Common Stock of the Company (the "Outstanding Company Common Stock") or
   (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (1) any acquisition directly from the Company (other than an acquisition pursuant to the exercise of a conversion privilege), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company or
   (4) any acquisition by any person pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses (1), (2) and (3) of subsection (iii) of this section are satisfied, or

     (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board; or

     (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"); excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (other than the Company, any employee benefit plan or related trust sponsored or maintained by the Company or any corporation or other entity controlled by the Company or such corporation resulting from such Business Combination and any person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation or other entity resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) The approval by the shareholders of the Company of a plan of partial or complete liquidation or dissolution of the Company.

      (d) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the NASDAQ National Market or other national securities exchange on which such shares are listed, as applicable, during the 60-day period prior to and including the date of a Change in Control and (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of a Stock Option which (A) is held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised, cancelled or cashed out pursuant to the terms of the Plan. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

   19. Amendment of Incentive.

   The Committee may amend, modify or terminate any outstanding Incentive, including substituting therefor another Incentive of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the holder's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Employee.

   20. Effective Date and Term.

   This Plan shall be effective upon adoption by the shareholders of the Company at its 1996 Annual Meeting to be held on April 23, 1996. The Plan shall continue in effect until April 22, 2006, when it shall terminate. Upon termination, any balances of shares reserved for issuance under the Plan shall be cancelled, and no Incentives shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary to complete all of the Company's obligations under outstanding Incentives to conclude the administration of the Plan.

   21. Termination and Amendment of Plan.

   The Plan may be terminated at any time by the Board of Directors except with respect to any Stock Options, Director Stock Options, Restricted Stock Incentives, Stock Appreciation Rights or Performance Share Incentives then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with any applicable laws or regulations, provided that no such amendment shall, without approval of the holders of a majority of the outstanding shares of Common stock, (i) increase the total number of shares which may be issued under the Plan, (ii) reduce the minimum purchase price or otherwise materially increase the benefits under the Plan, (iii) change the basis for valuing Stock Appreciation Rights, (iv) impair any outstanding Incentives without the consent of the holder, (v) alter the class of employees eligible to receive Incentives, or (vi) withdraw the administration of the Plan from the Committee.

   22. Construction of Plan.

   The place of administration of the Plan shall be in the State of New York, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws, but not the laws pertaining to choice of laws, of the State of New York.

                                  HARDINGE INC.
               Proxy Solicited on Behalf of the Board of Directors
                    of Hardinge Inc. for the Annual Meeting
                                 April 23, 1996

   The undersigned hereby constitutes and appoints Robert E. Agan, James L. Flynn and Boyd McDowell, II, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Hardinge Inc. (the "Company") to be held at the Samuel L. Clemens Performing Arts Center, Clemens Center Parkway, Elmira, New York, on Tuesday, April 23, 1996 at 3:00 p.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if then and there personally present, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side.

   You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card.

   This proxy when properly executed will be voted in the manner directed herein and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


       The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

(reply box with X) Please mark your
                   votes as in this
                   example.

Directors recommend a vote "FOR"

                    WITHHELD
FOR ALL             FROM ALL
NOMINEES            NOMINEES
(reply box)         (reply box)

1. Proposal for election of two Class I Directors for two-year terms and one Class III Director for a one-year term.

For, except authority to vote WITHHELD from the nominee(s) listed below (write name(s) on the line below)

Nominees: Class I
          Robert E. Agan
          Richard J. Cole
          Class III
          Douglas A. Greenlee


                                                 FOR        AGAINST   ABSTAIN
Directors recommend  a vote "For"             (open box)  (open box) (open box)
2. Proposal to adopt the Hardinge Inc. 1996
   Incentive Stock Plan


Directors recommend  a vote "For"             (open box)  (open box) (open box)
3. Proposal to ratify the appintment of Ernst &
   Young LLP as the Company's independent
   auditors for 1996.

MARK HERE FOR
ADDRESS CHANGE
AND NOTE AT LEFT    (open box)

PLEASE DATE, SIGN AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE TO:
American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor,
New York, New York 10208-0438.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.

SIGNATURE_____________________DATE_________________________ DATE______________
                                  SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.